                                                                      EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36867) pertaining to the Amended and Restated 1994 Equity Incentive Plan of Transcend Therapeutics, Inc. of our report dated March 4, 1999, with respect to the financial statements of Transcend Therapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
March 29, 1999